EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

The Registrant’s subsidiaries as of December 31, 2014, are listed below showing the percentage of voting securities directly or indirectly owned by the Registrant.  All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

	Percentage of voting securities directly or indirectly owned by the Registrant (1)	State or Country of incorporation or organization
Arrendadora Gefemesa, S.A. de C.V.	100	Mexico
Bebidas y Algo Mas S.A. de C.V.	100	Mexico
Bedford Construction Company	100	New Jersey
Brunob II B.V.	100	The Netherlands
Brunob IV B.V.	100	The Netherlands
Cali Investment Corp.	100	Delaware
Casco Holding LLC	100	Delaware
Colombia Millers Ltd.	100	Delaware
Corn Products Americas Holdings S.à r.l.	100	Luxembourg
Corn Products Development, Inc.	100	Delaware
Corn Products Espana Holding LLC	100	Delaware
Corn Products Germany GmbH	100	Germany
Corn Products Global Holding S.à r.l.	100	Luxembourg
Corn Products Inc. & Co. KG	100	Germany
Corn Products Kenya Limited	100	Kenya
Corn Products Mauritius (Pty) Ltd.	100	Mauritius
Corn Products Netherlands Holding S.à r.l.	100	Luxembourg
Corn Products Puerto Rico Inc.	100	Delaware
Corn Products Sales Corporation	100	Delaware
Corn Products Southern Cone S.A.	100	Argentina
Corn Products (Thailand) Co., Ltd.	100	Thailand
Corn Products UK Finance LP	100	England and Wales
Corn Products Venezuela, C.A.	100	Venezuela
CPIngredients, LLC d/b/a GTC Nutrition	100	Colorado
Crystal Car Line, Inc.	100	Illinois
Feed Products Limited	100	New Jersey
Globe Ingredients Nigeria Limited	100	Nigeria
Hispano-American Company, Inc.	100	Delaware
ICI Mauritius (Holdings) Limited	100	Mauritius
ICI Servicios Mexico, S.A. de C.V.	100	Mexico
IMASA Brasil	100	Brazil
Ingredion ANZ Pty Ltd.	100	Australia
Ingredion Argentina S.A.	100	Argentina
Ingredion Brasil Ingredientes Industriais Ltda.	100	Brazil
Ingredion Canada Incorporated	100	Canada
Ingredion Chile S.A.	100	Chile
Ingredion China Limited	100	China
Ingredion Colombia S.A.	100	Colombia
Ingredion Ecuador S.A.	100	Ecuador
Ingredion Employee Services S.à r.l.	100	Luxembourg
Ingredion Espana, S.L.U.	100	Spain

Ingredion Germany GmbH	100	Germany
Ingredion Holding LLC	100	Delaware
Ingredion India Private Limited	100	India
Ingredion Integra, S.A. de C.V.	100	Mexico
Ingredion Japan K.K.	100	Japan
Ingredion Korea Holding LLC	100	Nevada
Ingredion Korea Incorporated	100	Korea
Ingredion Malaysia Sdn. Bhd.	100	Malaysia
Ingredion Mexico, S.A. de C.V.	100	Mexico
Ingredion Peru S.A.	100	Peru
Ingredion Philippines, Inc.	100	Philippines
Ingredion Singapore Pte. Ltd.	100	Singapore
Ingredion South Africa (Proprietary) Ltd.	100	South Africa
Ingredion (Thailand) Ltd.	100	Thailand
Ingredion UK Limited	100	England and Wales
Ingredion Uruguay S.A.	100	Uruguay
Inversiones Latinoamericanas S.A.	100	Delaware
Laing-National Limited	100	England and Wales
National Starch & Chemical (Thailand) Ltd	100	Thailand
National Starch Servicios, S.A. de C.V.	100	Mexico
Prospect Sub, Inc.	100	Washington
PT Ingredion Indonesia	100	Indonesia
Rafhan Maize Products Co. Ltd.	70.3	Pakistan
Raymond & White River LLC	100	Indiana
The Chicago, Peoria and Western Railway Company	100	Illinois

(1)  With respect to certain companies, shares in the names of nominees and qualifying shares in the names of directors are included in the above percentages.